Exhibit 10.11

PHYTOMEDICAL TECHNOLOGIES, INC.

100 Overlook Drive, 2nd Floor

Princeton, New Jersey 08540

Telephone: (800) 611-3388 • Facsimile (212) 246-3039

March 15, 2010

By Hand

Dr. James F. Lynch

145 Wentworth Drive

Berkeley Heights, NJ 07922

Re:      Employment with and by PhytoMedical Technologies, Inc.

Dear Dr. Lynch:

            This letter sets forth the terms and conditions of your continued employment by PhytoMedical Technologies, Inc. (the “Company”).  For the purposes of this Agreement, capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed thereto in Paragraph 21 hereof.

1.        Position and Duties.

            (a)        Positions.  You shall be employed by the Company as its President and Chief Executive Officer (the “Employee Position”) and/or such other positions as the Company’s Board of Directors (the “Board”) may from time to time designate (collectively, the “Executive Positions”) in the event that the Board shall appoint you to an additional Executive Position, except as otherwise may be agreed to in writing between you and the Company, the Board shall provide you with a written description of your responsibilities in such Executive Position. In connection with the performance of your duties, you shall be subject to the direction of, and be reporting directly to, the Board; in the event that you are appointed to an additional Executive Position the terms of this Agreement shall continue to apply to you in such Executive Positions. Anything herein to the contrary notwithstanding, if requested by the Board, you will immediately resign from any Executive Position in which you may be then serving. Subject to Paragraph 1(c) hereof, during the term of this Agreement, you will also serve as a director of the Company (a “Director”)and the Company shall included you in the management slate for election as a Director at every stockholder meeting held for the election of directors during the term of this Agreement. You agree, subject nevertheless to Paragraph 1(c) hereof, to accept election as a Director and to serve during the term of this Agreement.

            (b)       Full Time Efforts. Except during vacations, holidays and other leave time, you agree to devote substantially all of your full time work efforts, to the fulfillment of your responsibilities in accordance with the Executive Positions.  For purposes of clarity, except with respect to subsidiaries of the Company, you may not render services to, or serve as an officer or director of, any other Person without the prior approval of the Board; provided, however, that nothing herein shall prevent you from making and managing personal investments consistent with Paragraph 8(a) of this Agreement or engaging in community, civic or charitable activities.

            (c)        Board Membership.  Anything herein to the contrary notwithstanding, if requested by the Board, you will immediately resign as a Director.

            (d)       Travel. You shall be available to travel as the needs of the Company’s Business require.

            (e)        Code of Ethics. During your employment with the Company you agree to adhere to the Company’s Code of Ethics and Business Conduct, a copy of which is attached hereto as Appendix A.

2.        At-Will Employment.

         Anything herein to the contrary notwithstanding, your employment with and by the Company is “at-will employment” and may be terminated by you or the Company at any time, following the Start Date (as defined below) with or without Cause (as defined below), and for any reason or no reason whatsoever, upon written notice, specifying the date of termination, as provided in Paragraph 17 hereof.  In the event that either you or the Company provides such Notice of Termination, nothing herein shall preclude the party receiving such Notice of Termination from providing an additional notice (the “Additional Notice”) setting forth an earlier termination date than that specified in the Notice of Termination.  The earliest specified termination date set forth in either the Notice of Termination or the Additional Notice shall be the effective “Termination Date” of this Agreement.

3.          Compensation.

             You shall be compensated by the Company for your services hereunder as follows:

                        (a)        Salary.  Commencing 12:01pm (ET) on March  15, 2010 (the “Start Date”), you shall be paid $15,000 per month for the first two full months of the term of this Agreement (prorated for any portion of such two month period not constituting a full calendar month; commencing on May 1, 2010 and thereafter, your Annual Salary shall be set at $248,000 (and as modified from time to time hereunder, the “Annual Salary”), subject to applicable tax withholding, the salary is payable in 24 installments of $10,333.33 each on the 15th and last day of each calendar month during the term of this Agreement.  The Annual Salary shall be reviewed annually for adjustment by the Board (or, if applicable, any Compensation Committee thereof), but in no event shall it be reduced to less than $248,000.

                        (b)       Stock Options.

            As an incentive to enter into and undertake employment pursuant to this Agreement, and to meet certain Company milestones you will be granted an aggregate of 4,000,000 stock options

(collectively, the “Stock Options”) subject to the terms and conditions, and your execution of this Agreement and the definitive Stock Option Agreement substantially in the form of Appendix B hereto (the “Stock Option Agreement”). The Stock Options shall vest as set forth in the Stock Option Agreement.

4.    Additional Benefits.

            (a)        Vacation.  You shall be entitled to twelve (12) annual paid holidays which include: New Year’s Day, Martin Luther King Day, President’s Day, Memorial Day, July 4th, Labor Day, Thanksgiving Day, the day following Thanksgiving Day, Christmas Day and three (3) floating days per year to be used at your discretion. In addition, you are permitted to use up to twenty (20) annual discretionary days of paid vacation (“Vacation Days”). Vacation Days will accrue upon commencement of employment as follows:

                        (i) in 2010,  ten (10) Vacation Days accrue through June 30, 2010; and an additional seven (7) days accrue through September 30, 2010;

                        (ii) in 2011 and thereafter two Vacation Days will accrue monthly through October 31, of each calendar month during the term of this Agreement..  No compensation shall be paid for accrued but unused Vacation Days.

            (b)        Health Insurance Reimbursement.    During the term of this Agreement, the Company agrees to pay you a monthly stipend of $1,350.00 per month in addition to your annual salary as reimbursement to you of your health insurance premiums until such time as the Company can make available an equivalent health insurance plan (the “Health Insurance Reimbursement”).

             (c)       Other Expenses.  You shall be entitled to reimbursement for reasonable travel and other reasonable out-of-pocket expenses incurred by you in the performance of your duties hereunder, upon submission and approval of written statements and bills in accordance with the then regular procedures of the Company (collectively, “Business Expense Reimbursement”).

            (d)       Indemnification.        Subject to compliance with applicable law and the Company’s indemnification policies then in effect, the Company agrees to indemnify you for your actions as an officer and director of Company; anything herein to the contrary notwithstanding, such indemnification shall not apply to any matter in which it is finally determined that you did not act in good faith or with respect to criminal matter.

            (e)        Miscellaneous.            You shall also be entitled to participate, subject to Board approval, in all other present and future employee benefit plans of the Company for its senior executive staff, provided that you meet the eligibility requirements for participation in any such benefit plans.

5.         Your Representations and Warranties.

            You represent and warrant to the Company that:

            (a)        The execution, delivery and performance by you of this Agreement does not conflict with or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default under any contract, agreement or understanding, whether oral or written, to which you are a party or of which you or should be aware and that there are no restrictions, covenants, agreements or limitations on his right or ability to enter into and perform the terms of this Agreement, and agrees to indemnify and save the Company and its affiliates harmless from any liability, cost or expense, including attorney’s fees, based upon or arising out of any such restrictions, covenants, agreements, or limitations that may be found to exist;

            (b)       You are under no physical or mental disability that would hinder your performance of duties under this Agreement;

            (c)        Except as set forth in Appendix C attached hereto, you are not party to any ongoing civil or criminal proceedings, and have not been party such proceedings within the past ten years, and do not know of any such proceeding that may be threatened or pending against you; and

            (d)       You are not currently engaged in activities and will not knowingly engage in future activities that may cause embarrassment to the Company or tarnish the reputation or public image of the Company, including but not necessarily limited to association with or party to:  any criminal behavior(s) such as drug use, theft, or any other potential or active violation of law; political controversy, civil disobedience, or public protest; lewd, lascivious behavior.

            (e)        During your employment with the Company, you will promptly, fully and frankly disclose to the Company in writing:

                        (i)         the nature and extent of any interest you or your Affiliates (as hereinafter defined) have or may have, directly or indirectly, in any contract or transaction or proposed contract or transaction of or with the Company or any subsidiary or affiliate of the Company;

                        (ii)        every office you may hold or acquire, and every property you or your Affiliates may possess or acquire, whereby directly or indirectly a duty or interest might be created in conflict with the interests of the Company or your duties and obligations under this Agreement;

                        (iii)       the nature and extent of any conflict referred to in subsection (b) above; and

                        (iv)       You acknowledge that it is the policy of the Company that all interests and conflicts of the sort described herein be avoided, and you agree to comply with all policies and directives of the Board from time to time regulating, restricting or prohibiting circumstances giving rise to interests or conflicts of the sort described herein.  During your employment with the Company, without Board approval, in its sole discretion, you shall not enter into any agreement, arrangement or understanding with any other person or entity that would in any way conflict or interfere with this Agreement or your duties or obligations under this Agreement or that would otherwise prevent you from performing your obligations hereunder, and you represent and warrant that you or your Affiliates have not entered into any such agreement, arrangement or understanding.

6.         Discoveries and Works.

            All Discoveries and Works which are made or conceived by you during your employment by the Company, solely, jointly or with others, that relate to the Company's present or anticipated activities, or are used or useable by the Company within the scope of this Agreement shall be owned by the Company.  You shall (a) promptly notify, make full disclosure to, and execute and deliver any documents requested by the Company, as the case may be, to evidence or better assure title to Discoveries and Works in the Company, as so requested, (b) renounce any and all claims, including but not limited to claims of ownership and royalty, with respect to all Discoveries and Works and all other property owned or licensed by the Company, (c) assist the Company in obtaining or maintaining for itself at its own expense United States and foreign patents, copyrights, trade secret protection or other protection of any and all Discoveries and Works, and (d) promptly execute formal applications, patents, and registrations, whether during his employment with the Company or thereafter , all applications or other endorsements necessary or appropriate to maintain patents and other rights for the Company and to protect the title of the Company thereto, including but not limited to assignments of such patents and other rights.  Any Discoveries and Works which are made or conceived by you during your employment by the Company which, within one year after the expiration or termination of your employment with the Company, are made, disclosed, reduced to tangible or written form or description, or are reduced to practice by you and which substantially pertain to products or services being sold or delivered by the Company at the time of such termination shall, as between you and, the Company, be presumed to have been made during your employment by the Company.  You acknowledge that all Discoveries and Works shall be deemed “works made for hire” under the U.S. Copyright Act of 1976, as amended 17 U.S.C. Sect. 101.

7.         Intellectual Property.

            (a)        Assignment.

                        (i)         You agree to make full written disclosure to the Company and will hold in trust for the sole right and benefit of the Company, and hereby assign to the Company, or its designee, all of your right, title and interest in and to any Intellectual Property. Without limiting the foregoing, all copyrightable works that you conceived, created or derived during your employment with the Company shall be considered “work made for hire.”

                        (ii)        Any interest in Intellectual Property which you now, or hereafter during the period you are employed by the Company, may own or develop relating to the fields in which the Company may then be engaged shall belong to the Company; you hereby assign and agree to assign to the Company (or as otherwise directed by the Company) all of your right, title and interest in and to all Work Product, including without limitation all patent, copyright, trademark and other intellectual property rights therein and thereto.  If you have any such rights that cannot be assigned to the Company, you waive the enforcement of such rights, and if you have any rights that cannot be assigned or waived, you hereby grant to the Company an exclusive, irrevocable, perpetual, worldwide, fully paid license, with right to sublicense through multiple tiers, to such rights.  Such rights shall include the right to make, use, sell, improve, commercialize, reproduce, distribute, perform, display, transmit, manipulate in any manner, create derivative works based on, and otherwise exploit or utilize in any manner the subject intellectual property.

                        (iii)       Your obligation to assign your rights to Intellectual Property under this Paragraph 7 shall not apply to any inventions and all Discoveries and Works expressly identified in the attached Appendix D attached hereto.

                        (iv)       If the Company is unable because of your mental or physical incapacity or for any other reason to secure any signature for any of the assignments, licenses or other reasonably requested documents pertaining to the intellectual property rights referenced herein within ten (10) days of the delivery of said documents to you, then you hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as your agent and attorney in fact, to act for and on your behalf and stead and to execute and file said documents and do all other lawfully permitted acts to further the perfection, defense and enjoyment of the Company’s rights relating to the subject Intellectual Property with the same legal force and effect as if executed by you.  You stipulate and agree that such appointment is a right coupled with an interest, and will survive your incapacity or unavailability at any future time.

    (b)       Maintenance of Records.  You agree to keep and maintain adequate and current written records of all Intellectual Property made by you (solely or jointly with others) during the term of your employment with the Company.  The records will be in the form of notes, sketches, drawings, electronic or digital data, and any other format that may be specified by the Company.  The records will be available to, and remain the sole property of, the Company at all times.

    (c)        Patent and Copyright Registrations.  You agree to assist the Company, or its designee, at the Company’s expense, in every proper way to secure the Company’s rights in the Intellectual Property Items and any copyrights, patents, mask work rights or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto and the execution of all applications, specifications, oaths, assignments and all other instruments which the Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns and nominees the sole and exclusive rights, title and interest in and to such Intellectual Property Items, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto.

8.         Non-competition and Non-Solicitation and Non-Circumvention.

            (a)        Non-competition.  Except as authorized by the Board, during your employment by the Company and for a period of one (1) year thereafter, you will not (except as an officer, director, stockholder, employee, agent or consultant of the Company or any subsidiary or affiliate thereof) either directly or indirectly, whether or not for consideration, (i) in any way, directly or indirectly, solicit, divert, or take away the business of any person who is or was a customer of the Company, or in any manner influence such person to cease doing business in part or in whole with Company; (ii) engage in a Competing Business; (iii) except for investments or ownership in public entities, mutual funds and similar investments, none of which constitute more than 5% of the ownership or control of such entities, own, operate, control, finance, manage, advise, be employed by or engaged by, perform any services for, invest or otherwise become associated in any capacity with any person engaged in a Competing Business; or (iv) engage in any practice the purpose or effect of which is to intentionally evade the provisions of this covenant.  For purposes of this section, “Competing Business” means any company or business which is (i) primarily engaged directly in the development of bis-intercalorts for use a a therapeutic drug for the treatment of cancer or (ii) substantially in any other business carried on or planned to be carried on (if such plans were developed by you or with your assistance while you were employed by the Company) by the Company or any of its subsidiaries or affiliates.

            (b)       Non-Solicitation and Non-Circumvention.  Without prior written approval by the Board,  for a period of one year following your employment with the Company, you will not directly or indirectly, (i) solicit, induce, enter into any agreement with, or attempt to influence any individual who was an employee or consultant of the Company at any time during the time you were employed by the Company, to terminate his or her employment relationship with the Company or to become employed you or any individual or entity by which you are employed or (ii) interfere in any other way with the employment, or other relationship, of any employee or consultant of the Company or its affiliates.

             (c)       Requirement to Safeguard Confidential Information.  All Confidential Information of the Company is expressly acknowledged by you to be the sole property of the Company, and the disclosure of the Confidential Information shall not be deemed to confer any rights with respect to such Confidential Information on you.  You will exercise reasonable care to ensure the confidentiality of the Confidential Information.  All confidential information which you may now possess, or may obtain or create prior to the end of the period you are employed by the Company, relating to the business of the Company, or any customer or supplier of the Company, or any agreements, arrangements, or understandings to which the Company is a party, shall not be disclosed or made accessible by you to any other person or entity either during or after the termination of your employment or used by Executive except during your employment by the Company in the business and for the benefit of the Company, without the prior written consent of the Company.  Nothing herein shall be construed as an obligation of the Company to consent to the terms and conditions of any such request and under no circumstances shall any such approval be deemed to waive, alter or modify the terms and conditions of this Agreement. You shall return all tangible evidence of such confidential information to the Company prior to or at the termination of your employment.

9.         Enforcement.

            (a)        Provisions Reasonable.  It is acknowledged and agreed that:

                        (i)         both before and since the Start Date the Company has operated and competed and will operate and compete in a global market, with respect to the Company’s Business;

                        (ii)        competitors of the Company are located in countries around the world;

                        (iii)       in order to protect the Company adequately, any enjoinder of competition would have to apply world-wide;

                        (iv)       during the course of your employment by the Company, both before and after the Start Date, on behalf of the Company, you have acquired and will acquire knowledge of, and you have come into contact with, initiated and established relationships with and will come into contact with, initiate and establish relationships with, both existing and new clients, customers, suppliers, principals, contacts and prospects of the Company, and that in some circumstances you have been or may well become the senior or sole representative of the Company dealing with such persons; and

                        (v)        in light of the foregoing, the provisions of  Paragraphs 6, 7 and 8 are reasonable and necessary for the proper protection of the business, property and goodwill of the Company and the Company’s Business.

            (b)       Enforcement.  Nothing herein contained shall be construed as prohibiting the Company or you from pursuing any remedies available for any breach or threatened breach of this Agreement.  A waiver by the Company or you of any breach of any provision hereof shall not operate or be construed as a waiver of a breach of any other provision of this Agreement or of any subsequent breach.

10.       Termination.

            (a)        Manner of Termination.  This is an Agreement at will. The Company may terminate this Agreement at any time with or without Cause, for any reason or no reason.  You may terminate this Agreement at any time for Good Reason (as defined below) or for any reason whatsoever, by providing written notice, in accordance with Paragraph 17,  to the other specifying the date of termination (the “Termination Date”).

            (b)       Effect of Termination.

            (1)        Payments.

                        (i)         Termination by the Company or you at any time during the first 12 months of the term of this Agreement.

            In the event this Agreement is terminated by the Company or you during the first 12 months of the term of this Agreement, your rights and the Company's obligations hereunder shall cease as of the effective date of the termination; provided, however, that the Company shall pay the you  (a) your Periodic Salary Payment , prorated through the Termination Date (b) your Health Insurance Reimbursement prorated through the Termination Date and (c) your Business Expense Reimbursements through the Termination Date (the “Basic Termination Payments”).

            The full payment of the items enumerated Paragraph 10 (b) (1) (i)   shall completely and fully discharge and constitute a release by you of any and all obligations and liabilities of the

Company to you, including, without limitation, the right to receive Base Salary, options and all other compensation or benefits provided for in this Agreement, and you shall not be entitled to any further compensation, options, or severance compensation of any kind, and shall have no further right or claim to any compensation, options, benefits or severance compensation under this Agreement or otherwise against the Company or its affiliates. The Options shall be governed by the terms of the Stock Option Agreement.

            (ii)        Termination by the Company or you at any time during after the  first anniversary of this Agreement.

                        (1)        In the event this Agreement is terminated by the Company for Cause or you without Good Reason at any time after the first anniversary date of this Agreement, , your rights and the Company's obligations hereunder shall cease as of the effective date of the termination; provided, however, that the Company shall pay the you  Basic Termination Payments.

            The full payment of the items enumerated in this Paragraph 10 (b) (ii) (1)  shall completely and fully discharge and constitute a release by you of any and all obligations and liabilities of the Company to you, including, without limitation, the right to receive Base Salary, options and all other compensation or benefits provided for in this Agreement, and you shall not be entitled to any further compensation, options, or severance compensation of any kind, and shall have no further right or claim to any compensation, options, benefits or severance compensation under this Agreement or otherwise against the Company or its affiliates. The Options shall be governed by the terms of the Stock Option Agreement.

                        (2)        In the event this Agreement is terminated by the Company for without Cause or you for Good Reason at any time after the first anniversary date of this Agreement, your rights and the Company's obligations hereunder shall cease as of the effective date of the termination; provided, however, that the Company shall pay the you Basic Termination Payments plus the Severance Payment as defined below.

            The full payment of the items enumerated in this Paragraph 10 (b) (ii) (2) shall completely and fully discharge and constitute a release by you of any and all obligations and liabilities of the Company to you, including, without limitation, the right to receive Base Salary, options and all other compensation or benefits provided for in this Agreement, and you shall not be entitled to any further compensation, options, or severance compensation of any kind, and shall have no further right or claim to any compensation, options, benefits or severance compensation under this Agreement or otherwise against the Company or its affiliates. The Options shall be governed by the terms of the Stock Option Agreement.

            (b)        Resignation. The termination of this Agreement shall constitute automatically your resignation from any and all Executive Positions in which you may be serving and, if then serving as a member of the Board, as a Director of the Company effective as of the Termination Date.

            (c)        Return of Documents and Property.  Upon the expiration or termination of your employment with the Company, or at any time upon the request of the Company, you (or your heirs or personal representatives) shall deliver to the Company in good order (a) all documents and materials (including, without limitation, computer files) containing Trade Secrets and Confidential Information relating to the business and affairs of the Company or its affiliates; (b) all documents, materials, equipment and other property (including, without limitation, computer files, computer programs, computer operating systems, computers, printers, scanners, pagers, telephones, credit cards and ID cards) belonging to the Company or its affiliates, which in either case are in the possession or under the your control (or the control of your heirs or personal representatives); and (c) all corporate records of the Company, including minute books, accounting related materials, audit related materials, attorney correspondence, and any other such records which may be in your possession.

                        (v)        Survival of Certain Provisions.  Notwithstanding anything to the contrary contained herein, if this Agreement is terminated for any reason whatsoever or for no reason, with or without Cause, the provisions of Paragraphs 5, 6, 7, 8, 9, 10, 12 and 13 of this Agreement shall survive such termination and continue in full force and effect.

11.       Successors and Assigns.

            This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns. In view of the personal nature of the services to be performed under this Agreement by you, you shall not have the right to assign or transfer any of your rights, obligations or benefits under this Agreement, except as otherwise noted herein.

12.       No Reliance on Representations.

            You acknowledge that you are not relying, and have not relied, on any promise, representation or statement made by or on behalf of the Company which is not set forth in this Agreement.

13.       Entire Agreements; Amendments.

            This Agreement and the Stock Option Agreement set forth our entire understanding with respect to your employment by the Company, supersede all existing agreements between you and the Company concerning such employment, and may be modified only by a written instrument duly executed by each of you and the Company.

14.       Waiver.

            Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement.  The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.  Any waiver must be in writing.

15.       Construction.

            You and the Company have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by you and the Company and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.  Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.  The word “including” shall mean including without limitation.  Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.  The headings in this Agreement are solely for the convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

16.       Severability.

            Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

17.       Notices.

                   All notices, demands or requests made pursuant to, under or by virtue of this Agreement must be in writing and sent to the party to which the notice, demand or request is being made by (i) certified or registered mail, return receipt requested, (ii) nationally recognized overnight courier delivery, (iii) by facsimile transmission provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party or (iv) hand delivery as follows:

To the Company:

PhytoMedical Technologies,Inc.

100 Overlook Drive, 2nd Floor

Princeton, New Jersey 08540

Facsimile (212) 246-3039

With a copy to:

Joseph Sierchio, Esq.

Sierchio & Company, LLP

430 Park Avenue, Suite 702

New York, NY 10022

Fax: (212) 246-3039

To you:

            Dr. James F. Lynch

            145 Wentworth Drive

            Berkeley Heights, NJ 07922

            Email: jlynch.sai@comcast.net

or, to such other address, facsimile number, or email address, as is specified by a party by notice to the other party given in accordance with the provisions of this Paragraph 17. Any notice given in accordance with the provisions of this Paragraph 17 shall be deemed given (i) three (3) business days after mailing (if sent by certified mail), (ii) one (1) business day after deposit of same with a nationally recognized overnight courier service (if delivered by nationally recognized overnight courier service), or (iii) on the date delivery is made if delivered by hand or facsimile.

18.       Counterparts; Delivery by Facsimile.

      (a)        This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by you and the Company and delivered to the other, it being understood that you and the Company need not sign the same counterpart.  This Agreement may be executed by facsimile signature and a facsimile signature shall constitute an original for all purposes.

            (b)       This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.  At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties.  No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

20.       Definitions.

For purposes of this Agreement, the following terms shall have the meanings ascribed to them below:

            “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person.

            “Cause” for purposes of Paragraph 10 hereof, shall means your (a) failure, refusal, or neglect to timely perform any reasonable and lawful duty of your position or the lawful directives; (b) commission of an act that constitutes misconduct, including fraud, and is injurious to the Company (c) conviction of, or pleading “guilty” or “no contest” to, a felony under the laws of the United States or any state thereof or to a complaint filed by the United States Securities and Exchange Commission; (d) committing an act of fraud against, or the misappropriation of property belonging to, the Company; (e) commission of an act of dishonesty in connection with your responsibilities as an employee and affecting the business or affairs of the Company; (f) breach of this Agreement, any confidentiality, proprietary information or other agreement between you and the Company or any subsidiary of the Company; (g) failure to perform your duties hereunder in a competent manner; (h) acceptance of employment by a Competing Business; (i) your failure to perform the duties assigned to you by the Board; or (j) you commit an act involving moral turpitude, dishonesty, fraud or breach of the Company’s Code of Ethics and Business Conduct, attached to this letter, in the course of your employment with the Company.

“Company’s Business” means the Company’s Business as conducted during the term of this Agreement and all products planned, researched, developed, tested, manufactured, sold, licensed, leased or otherwise distributed or put into use by the Company or any of its Affiliates, together with all services provided or planned by the Company or any of its Affiliates, during your relationship with the Company.

“Confidential Information” shall mean any and all information in addition to Trade Secrets used by, or which is in the possession of the Company and relating to the Company’s business or assets specifically including, but not limited to, information relating to the Company’s products, services, strategies, pricing, customers, representatives, suppliers, distributors, technology, finances, employee compensation, computer software and hardware, inventions, developments, in each case to the extent that such information is not required to be disclosed by applicable law or compelled to be disclosed by any governmental authority.  Notwithstanding the foregoing, the terms “Trade Secrets” and “Confidential Information” do not include information that (i) is or becomes generally available to or known by the public (other than as a result of a disclosure by the Executive), provided, that the source of such information is not known by you to be bound by a confidentiality agreement with the Company; or (ii) is independently developed by you without violating this Agreement.

“Discoveries and Works” includes, by way of example but without limitation, Trade Secrets and other Confidential Information, patents and patent applications, service marks, and service mark registrations and applications, trade names, copyrights and copyright registrations and applications and all materials, information, inventions, discoveries, developments, methods, compositions, concepts, ideas, writings, computer code and the like (whether or not patentable or copyrightable or constituting trade secrets) conceived, made, created, developed or reduced to practice by you (whether alone or with others, whether or not during normal business hours and whether on or off Company premises) during the term of this Agreement that relate to either the Company’s Business or any prospective activity of the Company or any of its Affiliates. Company acknowledges that you possess certain commercial, scientific, technical and financial expertise that has been independently developed by you prior to employment with Company and without any benefit provided by Company (collectively, the “Lynch Expertise”).  Company and you agree that such expertise used by you under or during the term of the Agreement are your sole and separate property; provided, however, that any Discoveries and Works developed by you on the basis of the Lynch Expertise are nevertheless the property of the Company.

“Good Reason” for purposes of Paragraph 10 hereof, shall means (i) any material breach of this Agreement that is not cured by the Company with thirty (30) days after receipt of written notice by you to the Company of such material breach; (ii) any diminution or adverse (to you) change in the duties, responsibilities, rights, privileges or the reporting relationships not otherwise consistent with this Agreement; and (iii) any reduction in the Annual Salary and benefits as provided herein.

 “Intellectual Property” means with respect to the Company’s Business, all U.S. and foreign (a) patents and patent applications and all reissues, renewals, divisions, extensions, provisional patents, continuations and continuations in part thereof, (b) inventions (regardless of whether patentable), invention disclosures, trade secrets, proprietary information, industrial designs and registrations and applications, mask works and applications and registrations, (c) copyrights and copyright applications and corresponding rights, (d) trade dress, trade names, logos, URLs, common law trademarks and service marks, registered trademarks and trademark applications, registered service marks and service mark applications, (e) domain name rights and registrations, (f) databases, customer lists (excluding contacts and relationships previously established by employee prior to employment with the Company), data collections and rights therein, (g) confidentiality rights or other intellectual property rights of any nature, in each case throughout the world; (h) ideas, processes, trademarks, service marks, inventions, designs, technologies, computer hardware or software, original works of authorship, formulas, discoveries, patents, copyrights, copyrightable works, products, marketing and business ideas, and all improvements, know-how, data, rights, and claims related to the foregoing; and (i) Discoveries and Works.

“Person” means any natural person, corporation, company, limited or general partnership, joint stock company, joint venture, association, limited liability company, trust, bank, trust company, land trust, business trust or other entity or organization.

“Severance Payment” for purposes of Paragraph 10 hereof, shall mean the continued payment to you on a bi-weekly basis of an amount equal to six (6) months of your then Annual Salary, if, and only if, after the first anniversary date of this Agreement, you  terminate this Agreement for Good Reason or the Company terminates this Agreement without Cause.

“Trade Secrets” shall mean all confidential and proprietary information belonging to the Company (including current client lists (excluding contacts and relationships previously established by employee prior to employment with the Company),  and prospective client lists, ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial and marketing plans and customer and supplier lists and information.

21.       Further Assurances.  The parties will execute such further instruments and take such further actions as may be reasonably necessary to carry out the intent of this Agreement.

22.       Code Section 409A.   This Agreement shall be interpreted, construed and administered in a manner that satisfies the requirements of Sections 409A of the Internal Revenue Code of 1986, as amended from time to time and the Treasury Regulations thereunder (the “Code”), and any payment scheduled to be made hereunder that would otherwise violate Section 409A of the Code shall be delayed to the extent necessary for this Agreement and such payment to comply with Section 409A of the Code.

23.       Effective Date of Agreement.

            The effective date of this Agreement shall be the Start Date, regardless of the date it is signed by you.

24.       Governing Law.  All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, County of New York for the adjudication of any dispute hereunder or in connection herewith or therewith, or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

            If you find the foregoing acceptable, please acknowledge your acceptance of, and agreement with, the terms and conditions set forth above by signing the enclosed copy of this letter in the space provided and returning the same to the undersigned.

Sincerely,

PhytoMedical Technologies, Inc.

By: /s/ Greg Wujek

          Greg Wujek

          President & CEO, Authorized Signatory

Acceptance

            On this 15th day of March, 2010 I, James F. Lynch agree to, and accept, employment with PhytoMedical Technologies, Inc. on, the terms and conditions set forth in this Agreement.

/s/ James F. Lynch

James F. Lynch

Appendix A

Company Code of Ethics and Corporate Governance Principals

A.        Code of Ethics

OVERVIEW

PhytoMedical Technologies, Inc. (“PhytoMedical”) has adopted a Code of Ethics that applies to all Officers, Directors, and Employees of the company and its affiliates (herein collectively referred to as, “Employee” or “Employees”).

In so doing, this Code of Ethics demands the highest standards of business conduct required of all Employees.

The Code is part of PhytoMedical’s ongoing effort to comply with applicable laws and have an effective program in place to prevent and detect violations of law; this code is an effort to train and educate PhytoMedical Employees about ethical business practices.

OBJECTIVE

A key PhytoMedical objective is to conduct business operations in the most ethical manner possible. PhytoMedical cares about its Employees, shareholders, clients, suppliers and the communities in which it conducts business operations. During the course of meeting its business objectives, PhytoMedical believes that it is essential for all Employees to understand and comply with the Code of Ethics and in so doing, participate in PhytoMedical’s way of operating its business.

STANDARD OF CONDUCT

PhytoMedical insists that all aspects of its business operations be conducted with honesty, integrity, fairness and with respect for those affected by its business activities. Similarly, PhytoMedical expects the same in its relationships among those with whom it does business.

All Employees are expected to maintain and promote integrity and honesty in all business transactions. Employees must conduct themselves according to the highest ethical standards and are expected to apply ethical business practices in the administrative and financial affairs of PhytoMedical business operations.

There is no Code of Ethics that can expect to define suitable behavior for each situation, nor should it seek to do so. As such, Employees are expected to exercise vigilance and make considered judgment of what is right and proper in any particular situation.

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While carrying out the business operations of PhytoMedical, Employees are expected to be accountable, truthful, trustworthy, conscientious, and committed to the highest standards of ethical business practices. As such, Employees are required to avoid all impropriety as well as the appearance of impropriety when conducting PhytoMedical business operations.

ACCURACY AND COMPLETENESS OF ACCOUNTING RECORDS

PhytoMedical’s accounting and supporting documents must accurately and completely describe and represent the nature and result of PhytoMedical’s business operations. The results and activities of PhytoMedical’s operations must be presented in a fair and unbiased manner.

PhytoMedical business transactions must be appropriately authorized as well as completely and accurately recorded on the Company’s books. Proposed budgets, financial assessments, evaluations and fiscal presentations must fairly present all information relevant to the business transaction. Furthermore, at no time will the Company establish or maintain cash funds or asset accounts which are unrecorded.

Misappropriation, wrongful allocation, or improper use of the Company’s assets and property, or the false entry to records and reports by any Employee or by others must be reported to Board of PhytoMedical.

ACCURATE AND TIMELY COMMUNICATION

PhytoMedical expects Employees to be completely truthful and forthright in all internal and external interactions and communications, whether with shareholders, clients, government agencies, or others.

Employees will ensure that all statements are accurate and complete with no misrepresentations which may mislead or misinform. In all cases, Employees are expected to provide full, prompt and accurate disclosure to governmental agencies.

MAINTAINING AND RETAINING RECORDS

In order to maintain the security and integrity of PhytoMedical’s record-keeping and reporting systems, all Employees must adhere to applicable records retention procedures and fully understand how to document and transact entries that fall within their jurisdiction.

All Employees are expected to comply fully with audits and provide timely response to requests for records or other materials from or on behalf of PhytoMedical’s auditors or management.

COMPLYING WITH THE LAW

PhytoMedical Employees are expected to fully comply with both the letter and the spirit of the laws and regulations of the countries in which the Company conducts business.

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PhytoMedical Employees are expected to act in accordance with the accepted business practices in commercial markets and adhere to the contractual terms and conditions applicable to any business transaction.

All Employees must commit to abiding by all applicable laws and regulations.

The breach of rules, regulations, ethical standards, and laws cannot be justified by the pursuit of profit or the departure from acceptable practice by competitors.

INSIDER TRADING

PhytoMedical Employees are strictly prohibited by law from buying or selling the Company’s shares or any other public security as a result of inside information.

Furthermore, it is against the law and unethical to provide such information about PhytoMedical to other individuals or companies so that they may gain.

In accordance with the Code of Ethics, Employees are strictly prohibited from trading in shares of PhytoMedical, clients or suppliers as a result of any inside information.

ENVIRONMENTAL ISSUES

PhytoMedical is committed to running its business in an environmentally sound and sustainable manner. PhytoMedical’s objective is to ensure that its business operations have the minimum adverse environmental impact commensurate with the legitimate needs of its business operations.

DISCLOSURE OF PERSONAL INTEREST

PhytoMedical Employees are expected to fully disclose any personal interest(s) which could impinge or might reasonably be considered by others to conflict with their business dealings with industry.

PhytoMedical Employees must not engage in personal activities and financial interests that may conflict with their responsibilities and obligations to the Company or give assistance to competitors, in conflict with the interests of PhytoMedical or its clients.

Under all circumstances, Employees must obtain the formal consent of PhytoMedical management if they intend to become partners, shareholders, or Directors, or participants in companies outside the PhytoMedical corporate structure.

PERSONAL DISCRETION AND CONFIDENTIALITY

At all times, Employees are expected to respect the confidentiality of information received during the course of business dealings and must never use such information for personal benefit or gain.

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Employees are expected to give information during the course of business which is truthful, complete and fair and never intended to mislead.

Employees cannot disclose PhytoMedical’s trade secrets, confidential or proprietary information, or any other such information without the written, formal authorization of management. Such information may not be disclosed as a means of making profit, gains or benefits.

At no time can Employees use Internet bulletin boards, chat rooms, messaging services, or other electronic systems to discuss issues, affairs, or opinions related to PhytoMedical or any of its industries, or to respond to comments about the Company. PhytoMedical considers electronic postings to be the same as “speaking to the media”.

FAIR COMPETITION

PhytoMedical is committed to vigorous yet fair competition and supports the development of appropriate competition laws. Each Employee must avoid any business arrangement that might prevent the effective operation of fair competition.

COMPLIANCE WITH THE COMPANY’S CODE OF ETHICS

PhytoMedical’s Board of Directors is responsible for ensuring that the standards outlined in the Code of Ethics are fully communicated to all Employees and are similarly understood and adhered to.

Should the Company experience loss of business as a result of adhering to the Code of Ethics, the Board of Directors will not criticize, condemn or complain.

Likewise, should a real or suspected breach of the Company’s Code of Ethics be brought to the attention of the Company, the Board of Directors will ensure that the reporting Employee does not suffer as a consequence of doing so.

The Company’s Code of Ethics are reflective of PhytoMedical’s ethical standards and expectations. Accordingly, Employees are expected to fulfill the Company’s ethical commitments in a way that is clearly visible to all those with whom PhytoMedical conducts its business.

At all times, Employees are expected to fully comply with the standards established in the Code of Ethics and ensure that their personal conduct is always above reproach.

PhytoMedical expects each Employee to ensure that the conduct of others around him or her is in compliance with the Code of Ethics and that any breach of the same is duly reported to management.

All breaches of the law or violations of regulations and the standards of conduct listed in this Code of Ethics may lead to serious consequences for the Employee concerned; PhytoMedical

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Employees have a legal, moral, and ethical duty to report any such real or suspected violation to the Board of Directors and regulatory authorities.

“CODE OF ETHICS” ENFORCEMENT

PhytoMedical Employees understand and acknowledge that a breach of the Code of Ethics can result in severe disciplinary action, including but not necessarily limited to termination.

The Company’s Code of Ethics will be fairly enforced at all levels, without prejudice.

ANNUAL ACKNOWLEDGEMENT

Each Employee will be required to sign a statement annually that he or she has read and understands PhytoMedical’s Code of Ethics. This statement will also require that the Employee state that he or she is in full compliance with the Code.

EMPLOYEE CERTIFICATION AND ACKNOWLEDGEMENT

I acknowledge and certify that I have read and understood the information set forth in the Code of Ethics of PhytoMedical Technologies, Inc. and will comply with these principles in my daily work activities. I am not aware of any violation of the standards of PhytoMedical’s Code of Ethics.

Date:	___________________________________
Name (print):	___________________________________
Postion:	___________________________________
Address:	___________________________________
Signature:	___________________________________

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B.      Corporate Governance Principles

The Board of Directors of PhytoMedical Technologies, Inc. (“PhytoMedical” or the “Company,” including any subsidiaries) recognizes the importance of good corporate governance as a means of addressing the needs of the Company’s stockholders, employees and customers. These Principles are intended to serve as flexible guidelines and are to be interpreted within the context of the Company’s Bylaws, other governing legal documents and all applicable laws, all of which necessarily take precedence. The Board of Directors recognizes that corporate governance is a developing and dynamic area warranting periodic review. Accordingly, these Principles are reviewed periodically and revised as appropriate to ensure the effective functioning of the Board of Directors and high quality corporate governance.

1. Responsibilities and Functions of Board of Directors

The Board of Directors, elected each year by the Company’s stockholders at an annual meeting of stockholders, fosters and encourages an environment of strong disclosure controls and procedures, including internal controls, financial accountability, high ethical standards and compliance with applicable policies, laws and regulations.

The primary responsibility of members of the Company's Board of Directors is to uphold the best interests of the Company and its stockholders as a whole by overseeing the management of the Company's business and affairs.

While the Board may call special meetings in order to address specific needs of the Company from time to time, it is generally expected that the Board of Directors will meet at regular intervals and are expected to hold approximately four meetings or more per fiscal year during which the Board will perform a number of specific functions, including but not limited to:

a. Reviewing and discussing the performance of the Company, as well as any immediate issues facing the company;

b. Reviewing, approving and monitoring fundamental financial and business strategies and major corporate actions;

c. Ensuring processes are in place for maintaining the integrity of its financial statements, the integrity of compliance with law and ethics and

c. Assessing and reviewing major risks facing the Company and planning options, if any, for their mitigation.

For each Board meeting, Board members are encouraged to suggest the inclusion of item(s) for the agenda in consultation with each other and senior management of the Company.

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It is expected that each Director will make every effort to attend each Board meeting. While attendance in person is preferred, attendance by teleconference is permitted if necessary under the circumstances.

The proceedings and deliberations of the Board are confidential. Each Director will maintain the confidentiality of information received in connection with his or her service as a Director.

2. Board Access to Management

At all times, Board members shall be able to freely access Company management without hindrance or undue delay while ensuring that such contact is not distracting to the business operations of the Company and that such contact, if in writing, is copied to the Chairman and Chief Executive Officer.

In addition, management may be invited to attend Board meetings, during which time management may brief the Board on items of particular interest and/or concern. Senior management is encouraged to offer presentations at such meetings by individuals who can provide additional insight into items being considered or who may have potential for greater responsibility and should be given exposure to the Board.

3. Board Access to Independent/Outside Advisors

The Board of Directors has the authority, when it should be deemed necessary to carry out duties, to retain independent legal, financial or other advisors and to approve each such advisor's fees and other retention terms at the expense of the Company.

4. Size of Board

The Company's Bylaws provides that the number of Directors shall be fixed from time to time by the Board of Directors, but in no event shall be less than the minimum required by law. The Board should be large enough to maintain the Company’s required expertise but not too large to function efficiently.

At this time, the Board of Directors believes that the optimal number of Board members is three, while recognizing and allowing however, for changing circumstances that may warrant a higher or lower number from time to time.

5. Ethics and Conflicts of Interest of the Board

The Board expects all Directors, as well as officers and employees, to act ethically at all times and to acknowledge their adherence to the policies comprising the Company's Code of Ethics. At any time that a Board member develops an actual or potential conflict of interest with the Company, the conflict should be reported without delay to the Chairman of the Board and Chief Executive Officer. In the event that a conflict of interest cannot be effectively resolved, the Board member shall resign.

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Should a member of the Board or any member of his or her immediate family have a matter before the Board in which they have a personal interest, then this interest and the material facts and relationships relating thereto must be disclosed immediately.

Furthermore, if a Board member becomes aware of a business opportunity that could be of potential benefit to the Company, then he or she must first introduce this opportunity to the Board of Directors for consideration and not endeavor to profit personally from the opportunity unless the Company declines to pursue it.

6. Criteria and Selection of Board Membership

The Board of Directors is responsible to the Company’s stockholders for identifying and recommending the most qualified Director candidates to fill newly created directorship positions and vacancies and further recommend these candidates for election by stockholders.

Directors should possess the highest personal and professional ethics, responsibility, fairness, integrity and values and be committed to representing the long-term interests of the Company’s stockholders . They must also have an inquisitive and objective perspective, practical wisdom and mature judgment.

The Company’s general counsel or its Chief Financial Officer shall be responsible for providing an orientation for all new Directors and for periodically providing materials or briefing sessions on subjects that would assist Directors in discharging their duties. Each new Director shall, within six weeks of election to the Board, spend a reasonable amount of time at corporate headquarters for an in-depth overview of the Company's strategic plans, its financial statements and key policies and practices.

Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively and should be committed to serve on the Board for an extended period of time. Directors should offer their resignation in the event of any significant change in their personal circumstances, including a change in their principal job responsibilities or in the event that a conflict of interest cannot be effectively resolved.

7. Mandatory Retirement Requirement for Board Members

Board members cannot serve on the Board of Directors after the age of 72. Accordingly, such Directors must tender their resignation immediately prior to the Company’s annual general meeting during the calendar year in which he or she becomes 72 years of age.

Board members cannot be nominated for a new term if the nominee will turn 72 years of age or older during the calendar year in which the election is held.

8. Term Limits for Board Members

There is no time term-limit for service to the Board, nor does the Board believe that a term limit should be established. By abstaining from term limits, the Company believes it can successfully

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retain Board members who, over time, have been able to garner industry knowledge and are intimate with the Company’s operations.

Such Directors are able to significantly contribute to the Board’s function since they have helped to foster the Company’s corporate vision and better understand industry trends.

9. Outside Board Directorships

Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively. Since service to the Company’s Board of Directors may require significant time and responsibility commitments, Board members are encouraged to limit the number of public company boards that they may concurrently serve on to three.

Board members shall notify the Chairman and Chief Executive Officer of any and/or all other public company boards on which they may serve or to which they have received an invitation to serve prior to accepting such positions.

10. Board Performance Assessment and Review

Meaningful Board evaluation may require a self-assessment of the effectiveness of the full Board and individual Directors. Accordingly, the Board shall perform an annual self-evaluation through its Directors.

This review may require establishing protocols and procedures for evaluation of individual Board members in order to ensure that each sitting member brings expertise that is relevant to the Company’s needs at that time and that the skills and contributions of the Directors are conducive to the Board’s function as a group.

While individual Board member review may be of value, the purpose of this evaluation is to increase the effectiveness of the Board, not to focus on the performance of individual Board members.

11. Director’s Compensation

During the normal course of business, members of the Board of Directors are not eligible for compensation unless compensation is agreed to as a condition of the Board member’s service to the Company or in the event of extraordinary circumstances.

Board members who are also employees of the Company receive no additional compensation for serving on the Board of Directors.

While all Board members may be eligible to receive reimbursement for travel and related meeting attendance expenses, only non-employee Directors may be eligible to receive payment for serving on the Board of Directors.

12. Stock Option Grants

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Directors, Officers, employees of and consultants to the Company, selected by the Board of Directors may be eligible to receive grants. The grant may be in the form of a stock award, restricted stock purchase offer, incentive stock option or a non-statutory option. The Board of Directors designates the times at which the grant will be made, the type and number of options (and the number of shares subject to those options) or stock awards to be granted.

13. Prohibition on Personal Loans

The Company and the Board of Directors will not engage in offering or making available credit or loan arrangements to any member of the Board or the Company’s executive management.

14. Confidential Voting

Each stockholder eligible to vote on any matter submitted to a stockholder vote is entitled to one vote, in person or by proxy, for each share of common stock eligible to be voted and held by such stockholder.

Each stockholder who votes by proxy shall have confidential treatment of its votes for the election of Directors and all other matters submitted to a stockholder vote.

15. Code of Ethics

The Company has adopted a comprehensive “Code of Ethics” which includes policies calling for strict observance of all laws applicable to the Company, describes conflict of interest guidelines, standards of business conduct, and other principles and policies. Each Director is expected to be familiar with and to follow these policies to the extent applicable to them.

Adopted September 21, 2004.

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Appendix B

Form Of Nonstatutory Stock Option Agreement

            THIS NONSTATUTORY STOCK OPTION AGREEMENT (“Agreement”) is made and entered into as of March 15, 2010, by and between PhytoMedical Technologies, Inc. a Nevada corporation (the “Company”) having an address at 100 Overlook Drive, 2nd Floor, Princeton, New Jersey 08540,  and James F. Lynch, having an address at  145 Wentworth Drive, Berkeley Heights, NJ 07922  (“Optionee”):

            This Stock Option Agreement has been executed and delivered pursuant to Paragraph 3 of the Employment Agreement dated as of March 15, 2010, between the Optionee and the Company (the “Employment Agreement”).

            In consideration of the covenants herein set forth, the parties hereto agree as follows:

            1.         Option Grant

(a)        Date of Grant Authorized:     March 15, 2010

(b)        Number of Shares:                  4,000,000

(c)        Exercise Price:                         $0.04 (Share price as of market close March 15, 2010)

            2.         Acknowledgements.

          (a)          Optionee is the Company’s President and Chief Executive Officer and Director.
..

          (b)          The Board of Directors (the “Board” which term shall include an authorized committee of the Board of Directors) have this day approved the granting of this Option subject to the execution of this Agreement; and

         (c)           The Board has authorized the granting to Optionee of a nonstatutory stock option (“Option”) to purchase shares of common stock of the Company (“Stock”) upon the terms and conditions hereinafter stated and pursuant to an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”).

            3.         Shares; Price.

The Company hereby grants to Optionee the right to purchase, upon and subject to the terms and conditions herein stated, the number of shares of Stock set forth in Section 1above (the “Shares”) for cash (or other consideration as is authorized under the Plan and acceptable to the Board, in their sole and absolute discretion) at the price per Share set forth in Section 1above (the “Exercise Price”), such price being not less than [e.g., 100%] of the fair market value per share of the Shares covered by this Option as of the date hereof.

            4.         Term of Option; Continuation of Service.

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Subject to the early termination provisions set forth in Sections 7 and 8 hereof, this Option shall expire, and all rights hereunder to purchase the Shares shall terminate 10 years from the date hereof. Nothing contained herein shall be construed to interfere in any way with the right of the Company or its shareholders to remove or not elect Optionee as an officer of the Company, or to increase or decrease the compensation of Directors from the rate in effect at the date hereof.

             5.        Vesting of Option.

Subject to the provisions of Sections 7 and 8 hereof, this Option shall become exercisable during the term that Optionee serves as an officer of the Company as follows:

a)      as to 600,000 shares when, to the Board’s sole determination and satisfaction, as a result of your efforts, the Company’s proprietary pharmacological compound, ‘D11B’, achieves IV formulation and stability milestones, enabling further development;

b)      as to 600,000 when, to the Board’s sole determination and satisfaction, as a result of your efforts, the Company’s proprietary pharmacological compound, ‘D11B’, achieves toxicity and pharmacokinetic milestones, enabling further development;

c)      as to 300,000 shares when, to the Board’s sole determination and satisfaction, as a result of your efforts, the Company successfully prepares an Investigator’s Brochure (IB) in accordance with ICH guidelines, for a product or products related to its proprietary pharmacological compound, ‘D11B’;

d)     as to 450,000 shares when, to the Board’s sole determination and satisfaction, as a result of your efforts, the Company successfully files an Investigational New Drug Application (IND) with the US Food & Drug Administration for a product or products related to its proprietary pharmacological compound, ‘D11B’;

e)      as to 300,000 shares when, to the Board’s sole determination and satisfaction, as a result of your efforts, the Company successfully administers ‘first patient-first dose’ for a product or products related to its proprietary pharmacological compound, ‘D11B’;

f)       as to 1,000,000 shares when, in the Board’s sole determination and satisfaction, as a result of your efforts, the Company successfully adds a new compound (or product(s) derived therefrom) to its pipeline other than compounds (or products derived from any compounds contemplated) by the Company’s license agreement with the Trustees of Dartmouth College;

g)      as to 250,000 shares (500,000 shares in the aggregate), on each of, March  15, 2012  and March  15, 2013;

h)      as to 62,500 (250,000 shares in aggregate) on each of June 15, 2010, September 15, 2010, December 15, 2010 and March 15, 2011

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Anything herein to the contrary notwithstanding if there shall be a Change of Control (as defined below) at any time during the term of the Employment Agreement, then any unvested Options shall vest on the date that such Change of Control was consummated. For purposes of this Agreement “Change of Control” means (i) the acquisition, directly or indirectly, during the term of the Employment Agreement, by any person (as such  term is defined in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934 in one  transaction or a series of related transactions (other than through an offer and sale of securities pursuant to a registration statement filed with the United States Securities and Exchange Commission), of securities of the Company representing in excess of fifty percent (50%) or more of the combined voting power of the Company’s.

            All determinations and calculations with respect hereto shall be made by the Board or any committee thereof to which the Board has delegated such authority, in good faith in accordance with applicable law, the Articles of Incorporation and By-laws of the Company, in its sole discretion, and shall be final, conclusive and binding on all persons, including the Optionee and the personal representative of the Optionee’s estate.

               6.      Exercise.

This Option shall be exercised, as to the vested shares, by delivery to the Company of (a) written notice of exercise stating the number of Shares being purchased (in whole shares only) and such other information set forth on the form of Notice of Exercise attached hereto as Exhibit A hereto, (b) a check or cash in the amount of the Exercise Price of the Shares covered by the notice (or such other consideration as has been approved by the Board of Directors consistent with the Plan) and (c) a written investment representation as provided for in Section 13 hereof. This Option shall not be assignable or transferable, except by will or by the laws of descent and distribution, and shall be exercisable only by Optionee during his or her lifetime.

            7.         Termination of Service.

If the Employment Agreement is terminated, effective as of the Termination Date (as defined in Paragraph 2 of the Employment Agreement, no further installments shall vest pursuant to Section 5, and the maximum number of Shares that Optionee may purchase pursuant hereto shall be limited to the number of Shares that were vested as of the Termination Date. Thereupon, Optionee shall have the right at any time within ninety (90) days following the Termination Date (the “Termination Exercise Period”) to exercise this Option to the extent vested and purchase Shares, to the extent, but only to the extent, that Optionee could have exercised this Option as of the Termination Date; following the expiration of the Termination Exercise Period, this Agreement shall terminate in its entirety and be of no further force or effect.

              8.       Death of Optionee.

If the Optionee shall die during the term of the Employment Agreement, Optionee’s personal representative or the person entitled to Optionee’s rights hereunder may at any time within 180 following the date of Optionee’s death, exercise this Option and purchase Shares to

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the extent, but only to the extent, that Optionee could have exercised this Option as of the date of Optionee’s death; following the expiration of the aforesaid 180 day exercise period, this Agreement shall terminate in its entirety and be of no further force or effect.

            9.         No Rights as Shareholder.

Optionee shall have no rights as a shareholder with respect to the Shares covered by any installment of this Option until the effective date of issuance of the Shares following exercise of this Option, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such stock certificate or certificates.

            10.       Recapitalization.

Subject to any required action by the shareholders of the Company, the number of Shares covered by this Option, and the Exercise Price thereof, shall be proportionately adjusted for any increase or decrease in the number of issued shares resulting from a subdivision or consolidation of shares or the payment of a stock dividend, or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company; provided however that the conversion of any convertible securities of the Company shall not be deemed having been “effected without receipt of consideration by the Company.”

            In the event of a proposed dissolution or liquidation of the Company, a merger or consolidation in which the Company is not the surviving entity, or a sale of all or substantially all of the assets or capital stock of the Company (collectively, a “Reorganization”), this Option shall terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board; provided, however, if Optionee shall be an officer at the time such Reorganization is approved by the stockholders, Optionee shall have the right to exercise this Option to the extent vested, for a period beginning 30 days prior to the consummation of such Reorganization and ending as of the Reorganization or the expiration of this Option, whichever is earlier, subject to the consummation of the Reorganization. In any event, the Company shall notify Optionee, at least 30 days prior to the consummation of such Reorganization, of his exercise rights, if any, and that the Option shall terminate upon the consummation of the Reorganization.

            Subject to any required action by the shareholders of the Company, if the Company shall be the surviving entity in any merger or consolidation, this Option thereafter shall pertain to and apply to the securities to which a holder of Shares equal to the Shares subject to this Option would have been entitled by reason of such merger or consolidation, and the installment provisions of Section 5 shall continue to apply.

            In the event of a change in the shares of the Company as presently constituted, which is limited to a change of all of its authorized Stock without par value into the same number of shares of Stock with a par value, the shares resulting from any such change shall be deemed to be the Shares within the meaning of this Option.

            To the extent that the foregoing adjustments relate to shares or securities of the Company,

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such adjustments shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as hereinbefore expressly provided, Optionee shall have no rights by reason of any subdivision or consolidation of shares of Stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class, and the number and price of Shares subject to this Option shall not be affected by, and no adjustments shall be made by reason of, any dissolution, liquidation, merger, consolidation or sale of assets or capital stock, or any issue by the Company of shares of stock of any class or securities convertible into shares of stock of any class.

            The grant of this Option shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes in its capital or business structure or to merge, consolidate, dissolve or liquidate or to sell or transfer all or any part of its business or assets.

            11.       Taxation upon Exercise of Option.

Optionee understands that, upon exercise of this Option, Optionee will recognize income, for Federal and state income tax purposes, in an amount equal to the amount by which the fair market value of the Shares, determined as of the date of exercise, exceeds the Exercise Price. The acceptance of the Shares by Optionee shall constitute an agreement by Optionee to report such income in accordance with then applicable law and to cooperate with Company in establishing the amount of such income and corresponding deduction to the Company for its income tax purposes. Withholding for federal or state income and employment tax purposes will be made, if and as required by law, from Optionee’s then current compensation, or, if such current compensation is insufficient to satisfy withholding tax liability, the Company may require Optionee to make a cash payment to cover such liability as a condition of the exercise of this Option.

            12.       Modification, Extension and Renewal of Options.

The Board or a duly appointed committee thereof, may modify, extend or renew this Option or accept the surrender thereof (to the extent not theretofore exercised) and authorize the granting of a new option in substitution therefore (to the extent not theretofore exercised), subject at all times to the Code and applicable securities laws. Notwithstanding the foregoing provisions of this Section 12, no modification shall, without the consent of the Optionee, alter to the Optionee’s detriment or impair any rights of Optionee hereunder.

13.       Investment Intent; Restrictions on Transfer.

             (a)       Optionee represents and agrees that if Optionee exercises this Option in whole or in part, Optionee will in each case acquire the Shares upon such exercise for the purpose of investment and not with a view to, or for resale in connection with, any distribution thereof; and that upon such exercise of this Option in whole or in part Optionee (or any person or persons entitled to exercise this Option under the provisions of Sections 7 and 8 hereof) shall furnish to the Company a written statement to such effect, satisfactory to the Company in form and substance. If the Shares represented this Option are registered under the Securities Act, either

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before or after the exercise this Option in whole or in part, the Optionee shall be relieved of the foregoing investment representation and agreement and shall not be required to furnish the Company with the foregoing written statement.

                        (b)        Optionee further represents that Optionee has had access to the financial statements or books and records of the Company, has had the opportunity to ask questions of the Company concerning its business, operations and financial condition, and to obtain additional information reasonably necessary to verify the accuracy of such information.

                         (c)       Unless and until the Shares represented by this Option are registered under the Securities Act, all certificates representing the Shares and any certificates subsequently issued in substitution therefor and any certificate for any securities issued pursuant to any stock split, share reclassification, stock dividend or other similar capital event shall bear legends in substantially the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED OR OTHERWISE QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE ‘SECURITIES ACT’) OR UNDER THE APPLICABLE OR SECURITIES LAWS OF ANY STATE. NEITHER THESE SECURITIES NOR ANY INTEREST THEREIN MAY BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE SECURITIES LAWS OF ANY STATE, UNLESS PURSUANT TO EXEMPTIONS THEREFROM.

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED PURSUANT TO THAT CERTAIN NONSTATUTORY STOCK OPTION AGREEMENT DATED MARCH 15, 2010 BETWEEN THE COMPANY AND THE ISSUEE WHICH RESTRICTS THE TRANSFER OF THESE SHARES WHICH ARE SUBJECT TO REPURCHASE BY THE COMPANY UNDER CERTAIN CONDITIONS.

and/or such other legend or legends as the Company and its counsel deem necessary or appropriate. Appropriate stop transfer instructions with respect to the Shares have been placed with the Company’s transfer agent.

             14.      Stand-off Agreement.  Optionee agrees that, in connection with any registration of the Company’s securities under the Securities Act, and upon the request of the Company or any underwriter managing an underwritten offering of the Company’s securities, Optionee shall not sell, short any sale of, loan, grant an option for, or otherwise dispose of any of the Shares (other than Shares included in the offering) without the prior written consent of the Company or such managing underwriter, as applicable, for a period of up to one year following the effective date of registration of such offering.

            15.       Restriction Upon Transfer.  This Option is not transferable by the Optionee, except as contemplated by Section 8 hereof.

            16.       Notices.  Any notice required to be given pursuant to this Option or the Plan shall be in writing and shall be deemed to be delivered upon receipt or, in the case of notices by the

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Company, five (5) days after deposit in the U.S. mail, postage prepaid, addressed to Optionee at the address last provided by Optionee for use in Company records related to Optionee.

            17.       Agreement Subject to Plan; Applicable Law. This Option is made pursuant to the Plan and shall be interpreted to comply therewith. A copy of such Plan is available to Optionee, at no charge, at the principal office of the Company. Any provision of this Option inconsistent with the Plan shall be considered void and replaced with the applicable provision of the Plan. This Option has been granted, executed and delivered in the State of Nevada, and the interpretation and enforcement shall be governed by the laws thereof and subject to the exclusive jurisdiction of the courts therein.

            IN WITNESS WHEREOF the parties hereto have executed this Option Agreement as of the date first above written.

             PhytoMedical Technologies, Inc.

             By: ___________________________________________

            Name:  Greg Wujek

            Title:    President & CEO

            ________________________________________________

            James F. Lynch

Optionee

 (One of the following, as appropriate, shall be signed):

I certify that as of March 15, 2010 I am not married

__________________________________

Optionee

[If married please have spouse sign below]

            By his or her signature, the undersigned spouse of the Optionee named herein hereby agrees   to be bound by the provisions of   the foregoing NONSTATUTORY STOCK OPTION AGREEMENT

__________________________________    Dated: March 15, 2010

Spouse of Optionee

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Exhibit  A

NOTICE OF EXERCISE

(Stock Option)

To:     PHYTOMEDICAL Technologies, Inc.

Attention:

            The undersigned hereby elects to purchase ______________ shares (the “Purchased Shares”) of the Company pursuant to the terms of the Stock Option Agreement Dated March 15, 2010 between the undersigned and PhytoMedical Technologies, Inc and the undersigned, herewith tenders  $_______________________ in payment of exercise price in full, together with all applicable transfer taxes, if any, for the Purchased Shares, by:

            (a) Check (subject to collection); or

            (b) Wire transfer in accordance with wiring instructions provided by the Company.

            Please issue a certificate or certificates representing said Shares in the name of the undersigned as is specified below and forward the same to the address set forth below.

__________________________________

Signature of Optionee

Print Name of Optionee: _______________________________________

Address For Delivery of Shares:

___________________________________

___________________________________

___________________________________

___________________________________

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Appendix C

Litigation List

None

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Appendix D

List of Prior Works and Discoveries

None

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